JPMORGAN VALUE OPPORTUNITIES FUND


                                 CODE OF ETHICS

         The Board of Directors of JPMorgan Value Opportunities Fund, Inc. adopts a Code of Ethics intended to comply with the requirements of Rule 17j-1 under the Investment Company Act of 1940. The Code recognizes that the Fund's officers and access persons (with the exception of non-interested Directors) are covered by the Code of Ethics adopted by Washington Management Corporation. The Board of Directors of the Fund, after considering the limited nature of access of the non-interested Directors to current information with respect to security transactions being effected or considered on behalf of the Fund, adopts this Code of Ethics to specifically cover the non-interested Directors.

1.       Legal Requirements

         A director of the Fund may not:
                  a. employ any device, scheme or artifice to defraud the Fund;
                  b. make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; c. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or d. engage in any manipulative practice with respect to the Fund.

2.       Portfolio Transaction Information

         Directors are regularly sent financial statements of the Fund, which include portfolio changes as well as a listing of the entire portfolio. In addition, special reports may periodically be sent to Directors or given to them at Board meetings, and discussions at Board meetings may include information regarding Fund portfolio transactions. Directors must conduct personal securities transactions in a manner that is consistent with this Code and that avoids conduct inconsistent with the Fund's policies, such as its policies against excessive trading.

3.       Transactions to be Reported

         Any securities transaction* which you know or should have known to have been made within a 15-day period of a transaction by the Fund in the same security or which you know or should have known was considered by the Fund or its Investment Adviser for purchase or sale by the Fund during such 15-day period should be reported. Any such reports are to be made on a confidential basis to the Fund's Corporate Secretary within 30 days after the end of each calendar quarter on a form which will be provided. We will review the reports and contact you in any instance where further inquiry or documentation appears advisable. So long as you are unaware of any transaction by the Fund or could not reasonably have been aware that the Adviser was considering a transaction during the 15-day period, no report need be filed. As a reminder of this policy, the Fund's Corporate Secretary will send to you each quarter a reporting form.

4.       Exempted Transactions

         The following security transactions are exempted from the reporting requirements of the Code:

         A. Transactions in securities issued by the United States Government.

         B. Transactions in bankers' acceptances, bank certificates of deposit, commercial paper. C. Transactions in shares of registered investment companies.

         D. Transactions where the Director has no direct or indirect influence or control.

          E. Transactions which are non-volitional on the part of the Director of the Fund (e.g. securities received as part of a stock dividend).

          F . Purchases which are part of an automatic dividend reinvestment plan.

5.       Preclearance

         Independent directors are not required to pre-clear personal securities transactions. However, any purchase or sale that would be reportable under paragraph 3 of this Code should be pre-cleared by contacting the Corporate Secretary by telephone. Obtaining pre-clearance will eliminate any appearance of improper personal securities trading.

6.       Questions

         Any questions regarding this policy should be directed to the Fund's Corporate Secretary.










Effective January 1, 2005


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* See paragraph #4, "Exempted Transactions"



                               WMC Code of Ethics


All of us are responsible for maintaining the very highest ethical standards when conducting business. In keeping with these standards, we must never allow our own interests to be placed ahead of our shareholders' interests. We must observe exemplary standards of honesty and integrity.


As an Officer and/or Director and/or employee of Washington Management Corporation (WMC) (the Company) or as an employee of Johnston, Lemon & Co. Incorporated (J/L) who may directly, or indirectly, assist such individuals of such Company, you may from time to time have access to confidential information regarding The American Funds Tax-Exempt Series I (AFTES-I), JP Morgan Value Opportunities Fund, Inc. (JPMVOF) and Washington Mutual Investors Fund, Inc.
(WMIF) (the Investment Companies). As an "access person" this places you in a position of special trust.


If you have trouble interpreting laws or regulations pertaining to this Code, ask the WMC Compliance Officer, Michael Stockton, for advice (202) 842-5302.


Conflicts of Interest

A conflict of interest occurs when your private interests interfere or could potentially interfere with your responsibilities at work. You must not place yourself or your employer in a position of actual or potential conflict. You may not accept gifts worth more than $100, or business entertainment exceeding $200 in value, from those who conduct business with the Investment Companies. You should not take inappropriate advantage of your position, and you may not accept favors or preferential treatment from stockbrokers.


This Code has been adopted by WMC pursuant to requirements of the Investment Company Act of 1940 and rules thereunder which prohibit the use of (1) any device, scheme or artifice to defraud the Investment Companies; (2) any act or practice or course of business which operates or would operate as a fraud or deceit upon the Investment Companies; (3) any manipulative practice with respect to the Investment Companies or (4) making untrue statements of a material fact or omitting to state to the Investment Companies a material fact necessary to make any statements made, in light of the circumstances under which they were made, not misleading. These prohibitions apply to persons subject to this Code.


Insider Trading


Antifraud provisions of the federal securities laws generally prohibit persons while in possession of material nonpublic information from trading on or communicating the information to others. Sanctions for violations can include civil injunctions, permanent bars from the securities industry, civil penalties up to three times the profits made or losses avoided, criminal fines and jail sentences. These laws can apply to those of us who work for WMC, and it is unlawful under this Code to engage in trading or other conduct which violates the Federal law of "insider trading." If you have any questions about whether you have in your possession material, non-public information about the Investment Companies or any other company and whether trading on that information or communicating it to others would be unlawful, please consult with the WMC Compliance Officer.

Person who are employees of Johnston, Lemon & Co. Incorporated may be subject to various policies and procedures of that Company and this Code's provisions are in addition to and do not affect the applicability of, any similar policies of Johnston, Lemon & Co. Incorporated.

Personal Securities Transactions

The Investment Companies are responsible for the management of substantial assets belonging to millions of shareholders. Both ethics and the law place a heavy burden on you to ensure that the highest standards of integrity be maintained at all times. To avoid any possible conflict of interest in carrying out your responsibilities to such shareholders, you are bound by this Code of Ethics.


There are several rules that must be followed to avoid possible conflicts of interest in personal securities transactions.


You must not divulge information to personnel of Johnston, Lemon & Co. Incorporated or to outsiders concerning either proposed or partially completed programs of the Funds to buy or sell particular securities. Lists of securities in the Funds' portfolios are considered confidential until released to the public in accordance with established procedures.


You may not purchase or sell directly or indirectly any security which to your actual knowledge at that time is being purchased or sold, or is being considered for purchase or sale, by one of the Investment Companies of which Washington Management Corporation is the Administrator.


You may not purchase or sell any shares of the Investment Companies in violation of the applicable Fund's policies with respect to excessive trading. For funds in the American Funds Group, this means that generally you may not make an investment in a fund (other than a money market fund) within 30 days of redeeming $5,000 or more of the same fund. There are exceptions such as a purchase of less than $5,000 or systematic purchases. For JPMorgan Funds, this means that generally you cannot make more than one "round trip" (a purchase or exchange followed by a redemption or visa versa) within a 60 day period. If you have any questions about these restrictions, please contact the WMC Compliance Officer.


You may not subscribe to (i) any, initial public offering or (ii) any other securities offerings that are subject to allocation (so-called "hot issues"). Also, persons subject to this Code of Ethics shall not offer, grant or allot any securities, including initial public offerings, to any director, trustee or advisory board member or an affiliated person thereof, of a fund served by Washington Management Corporation as business manager except on the same terms as such securities are made available to other comparable clients in the ordinary course of business.

You may not participate in private securities offerings without advance written approval of the WMC compliance officer.



Access Persons


Those who have access to investment information in connection with their regular duties are generally considered "access persons." If you receive an initial holdings or annual holdings report form, you are an access person. When you first become an access person, you must, within 10 days complete an initial holdings report. (See "Reporting" below.)

Access persons must conduct their personal securities transactions in such a way that they do not conflict with the interests of the Investment Companies. This policy also includes securities transactions of their immediate family members (for example, a spouse, children and parents) residing in the access person's household and any account (for example, a family trust) over which the access person (or immediate family member residing in the access person's household) exercises investment discretion or control.

Pre-clearance of Securities Transactions

You must pre-clear, according to established procedures, all personal transactions involving any stocks, options or convertible bonds but excluding securities not required under this Code to be reported (see "Reporting" below.). You must also pre-clear all purchases in an underwriting of any municipal bonds of entities in Maryland, Virginia, the District of Columbia, Puerto Rico, Guam or the Virgin Islands and the sale of any bonds issued in those jurisdictions unless they are rated A or above by a national rating service.

Permission to engage in private securities offerings, where granted, is not subject to such time limit but re-approval should be sought should circumstances change (e.g. modification of the terms of the offering).


Capital Research and Management Company typically approves transactions of stocks on the WMIF eligible list only if Washington Mutual Investors Fund has no open order on that date with clearance typically for that day only. Because JPMVOF has a wide universe of stocks in which they may trade for the Fund, the compliance officer will retain a list of Fund transactions and clearance will be granted only in those instances when the Fund has not had a transaction in the security during the preceding three business days. Clearance for JPMVOF will be granted for one day only.


Exception for De Minimus Transactions

You may execute one transaction (either a buy or sell) of 100 shares or less per issuer per calendar month without pre-clearance. Larger or more frequent transactions must be pre-cleared. If you pre-clear a transaction and are denied permission, you may not execute a de minimus transaction in that issuer without pre-clearance for a period of seven calendar days. Additionally, pre-clearance is not required for transactions of $100 or less, not including commissions.

Brokerage Accounts


You shall not maintain any brokerage accounts with any other broker/dealer except Johnston, Lemon & Co. Incorporated, without written approval of the WMC compliance officer. You and your immediate family members (for example, a spouse, children and parents) residing in your household and any account over which you (or immediate family members residing in your household) exercise investment discretion or control shall direct your broker to provide duplicate confirmations to the WMC compliance officer on a timely basis.


Annual Recertification

All access persons will be required to certify annually that they have read and understood the Code of Ethics and recognize that they are subject thereto. They will also be required to certify annually that they have complied with this Code and have disclosed or reported all personal securities transactions and holdings required to be disclosed or reported. Forms will be supplied for this purpose.

Service as a director

All WMC personnel must obtain prior authorization of the WMC Board of Directors before serving on the board of directors of publicly traded companies.

Reporting


         Initial

         When a person first becomes subject to this Code of Ethics, he or she must submit, within 10 days, an initial report of all securities holdings (excluding Johnston, Lemon stock, mutual funds, broad-based index/exchange traded funds, money market investments, commodities, and direct obligations of the U.S. government), including holdings of immediate family members residing in their household and any account over which he or she or such immediate family member exercise investment discretion or control. Such information must be as of a date no longer than 45 days prior to the date the person became an access person.

         Periodic


          Thereafter, persons subject to this Code of Ethics are required to furnish duplicate confirmations of all their securities transactions (excluding Johnston, Lemon stock, mutual funds, money market instruments, commodities, direct obligations of the U.S., purchases through dividend reinvestment plans, transactions through systematic investment plans and corporate activities that are nonvolitional on the part of the investor, such as mergers, stock splits and tender offers.), including those of immediate family members residing in their household and any account over which they or such immediate family member exercise investment discretion or control. It is required that any new brokerage account subject to the Code have duplicate confirmation statements sent to the WMC compliance officer. For any reportable transaction for which a confirmation is not produced (including receipt of a security by gift or inheritance) such transaction should be reported promptly to the WMC compliance officer via the "Gift/Inheritance/Other Transaction Reporting Form."


         Annually


         Annually, all persons subject to this Code are required to report their holdings as of December 31. This report, which must be submitted by January 30th each year, also must include holdings of immediate family members and is subject to the same exclusions as the initial holdings report, discussed above.

         Forms for all of these reports will be provided at each reporting period.


         Special

         Any purchase followed by a redemption or redemption followed by a purchase (a "round trip") in shares of any of the Investment Companies within a 60 day period must be reported within 5 days of completing the round trip. The report must be made by personal memorandum to the WMC Compliance Officer and Fund President. Systematic purchases or redemptions, dividend reinvestments, and payroll deduction 401(k) investments, and any non-volitional transactions are excepted from this reporting obligation.

         Violations

         Any material violation of this Code for which the compliance officer recommends the imposition of a sanction shall be referred to the Board of Directors of Washington Management Corporation as appropriate, for resolution.


Board of Directors/Trustees of the Investment Companies

Approval of the Code of Ethics and Amendments to it - The Boards of Directors/Trustees of the Investment Companies will be asked to approve the Code initially and any material amendments to it. A material amendment to the Code must be approved no later than six months after its adoption by WMC. The Directors/Trustees of the Investment Companies must receive a certification from WMC that procedures reasonably necessary to prevent access persons from violating the Code have been adopted. WMC will furnish to the Directors/Trustees a written report annually that discusses any issues arising under the Code since the last report to the Directors/Trustees. This report will also include information about material violations of the Code or of our procedures and any sanctions imposed as a result of these violations.


Amended December 2, 2004
Effective January 1, 2005

                                 CODE OF ETHICS

                                       of

             - J.P. Morgan Fleming Asset Management (London) Limited
                    - J.P. Morgan Investment Management Inc.

                            (collectively, "JPMFAM")

                           EFFECTIVE FEBRUARY 1, 2005



                                 CODE OF ETHICS
                        JPMORGAN FLEMING ASSET MANAGEMENT

                                TABLE OF CONTENTS

1. Introduction and Standards 1

     1.1.   ADOPTION OF THE CODE OF ETHICS                           1

     1.2. STANDARDS OF BUSINESS CONDUCT                              1

     1.3. GENERAL DEFINITIONS 2 2. Reporting Requirements            3

     2.1. HOLDINGS REPORTS                                           3

            2.1.1. Content of Holdings Reports                       4

            2.1.2. Timing of Holdings Reports                        4

     2.2. TRANSACTION REPORTS                                        4

            2.2.1. Content of Transaction Reports                    4

            2.2.2. Timing of Transaction Reports                     4

     2.3. CONSOLIDATED REPORT                                        5

     2.4. EXCEPTIONS FROM REPORTING REQUIREMENTS                     5

3. Pre-approval of Certain Investments                               5

4.   Additional Restrictions and Corrective Action under
     the Personal Trading Policy and
     other related Policies and Procedures                           5

     4.1. DESIGNATED BROKER REQUIREMENT                              5

     4.2.   BLACKOUT PROVISIONS                                      5

     4.3.   MINIMUM INVESTMENT HOLDING PERIOD AND MARKET
            TIMING PROHIBITION                                       6

     4.4.   TRADE REVERSALS AND DISCIPLINARY ACTION                  6

5. Books and Records to be Maintained by Investment Advisers         6

6. Confidentiality                                                   7

7. Conflicts of Interest                                             7

     7.1. TRADING IN SECURITIES OF CLIENTS                           7

     7.2. TRADING IN SECURITIES OF SUPPLIERS                         7

     7.3. GIFTS                                                      7

     7.4. ENTERTAINMENT                                              7

     7.5. POLITICAL AND CHARITABLE CONTRIBUTIONS                     8

     7.6. OUTSIDE BUSINESS ACTIVITIES                                8

1. INTRODUCTION AND STANDARDS

1.1. ADOPTION OF THE CODE OF ETHICS

        This Code of Ethics for JPMFAM (the "Code") has been adopted by the registered investment advisers named on the cover hereof in accordance with Rule 204A-1 under the Investment Advisers Act of 1940 (the "Advisers Act"). Rule 204A-1 requires, at a minimum, that an adviser's code of ethics set forth standards of conduct, require compliance with FEDERAL SECURITIES LAWS and address personal trading by advisory personnel.

        While all J.P. Morgan Chase & Co. ("JPMC") staff, including JPMFAM SUPERVISED PERSONS, as defined below, are subject to the personal trading policies under the JPMC Code of Conduct, the JPMFAM Code establishes more stringent standards reflecting the fiduciary obligations of JPMFAM and its Supervised Persons. Where matters are addressed by both the JPMC Code of Conduct and this Code, Supervised Persons of JPMFAM must observe and comply with the stricter standards set forth in this Code.

        JPMFAM hereby designates the staff of its Compliance Department to act as designees for the respective chief compliance officers of the JPMFAM registered investment advisers ("CCO") in administering this Code. Anyone with questions regarding the Code or its application should contact the Compliance Department.

1.2. STANDARDS OF BUSINESS CONDUCT

        It is the duty of all Supervised Persons to place the interests of JPMFAM clients before their own personal interests at all times and avoid any actual or potential conflict of interest. Given the access that Supervised Persons may have to proprietary and client information, JPMFAM and its Supervised Persons must avoid even the appearance of impropriety with respect to personal trading, which must be oriented toward investment rather than short-term or speculative trading. Supervised Persons must also comply with applicable federal securities laws and report any violations of the Code promptly to the Compliance Department, which shall report any such violation promptly to the CCO.

        ACCESS PERSONS, as defined below, must report, and JPMFAM must review, their personal securities transactions and holdings periodically. See
        SECTION 2. REPORTING REQUIREMENTS and the JPMFAM Personal Trading Policy, as defined below, for details regarding reporting procedures.

        Compliance with the Code, and other applicable policies and procedures, is a condition of employment. The rules, procedures, reporting and recordkeeping requirements contained in the Code are designed to prevent employees from violating the provisions of the Code. Failure by a Supervised Person to comply with the Code may adversely impact JPMFAM and may constitute a violation of federal securities laws.

        The Compliance Department shall distribute to each Supervised Person a copy of the Code and any amendments, receipt of which shall be acknowledged in writing by the Supervised Person. Written acknowledgements shall be maintained by the Compliance Department in accordance with

            The form of acknowledgment shall be determined by the Compliance Department.

        At least annually, each CCO must review the adequacy of the Code and the policies and the procedures herein referenced.

1.3. GENERAL DEFINITIONS

        (a) SUPERVISED PERSONS include:

               (1) Any partner, officer, director (or other person occupying a similar status or performing similar functions) and employees of JPMFAM;

               (2) All employees of entities affiliated with JPMFAM that have been authorized by the Office of the Corporate Secretary to act in an official capacity on behalf of a legal entity within JPMFAM, sometimes referred to as "dual hatted" employees;

               (3) Certain consultants as well as any other persons who provide advice on behalf of JPMFAM and are subject to JPMFAM's supervision and control; and

               (4)     All Access Persons, as defined in paragraph (b).

        (b) ACCESS PERSONS include any partner, officer, director (or other person occupying a similar status or performing similar functions) of JPMFAM, as well as any other Supervised Person who:

               (1) Has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any registered fund advised or sub-advised by JPMFAM; or

               (2) Is involved in making securities recommendations to clients, including Funds, or who has access to such recommendations that are nonpublic.

        (c) ASSOCIATED ACCOUNT refers to an account in the name or for the direct or indirect benefit of a Supervised Person or a Supervised Person's spouse, domestic partner, minor children and any other person for whom the Supervised Person provides significant financial support, as well as to any other account over which the Supervised Person or any of these other persons exercise investment discretion, regardless of beneficial interest. Excluded from Associated Accounts are any 401(k) and deferred compensation plan accounts for which the Supervised Person has no investment discretion.

        (d) AUTOMATIC INVESTMENT PLAN means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

        (e) BENEFICIAL OWNERSHIP is interpreted to mean any interest held directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, or any pecuniary interest in equity securities held or shared directly or indirectly, subject to the terms and conditions set forth under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934. A Supervised Person who has questions regarding the definition of this term should consult the Compliance Department. PLEASE NOTE:
               Any report required under SECTION 2. REPORTING REQUIREMENTS may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.

        (f) CLIENT refers to any entity (E.G., person, corporation or Fund) for which JPMFAM provides a service or has a fiduciary responsibility.

        (g) FEDERAL SECURITIES LAWS means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940 ("1940 Act"), the Advisers Act, Title V of the Gramm-Leach-Bliley Act (1999), any rules adopted by the

               Securities and Exchange Commission ("SEC") under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

        (h)    FUND means an investment company registered under the 1940 Act.

        (i) INITIAL PUBLIC OFFERING means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

        (j) JPMFAM is an abbreviation for JPMorgan Fleming Asset Management, the marketing name for the asset management business of JPMorgan Chase & Co. Within the context of this document, JPMFAM refers to the U.S. registered investment advisers of JPMorgan Fleming Asset Management identified on the cover of this Code.

        (k) LIMITED OFFERING means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to Rules 504, 505 or 506 thereunder.

        (l) PERSONAL TRADING POLICY refers to the Personal Trading Policy for JPMorgan Fleming Asset Management Americas and/or the Personal Investment Policy for JPMFAM Employees in EMEA, Asia and Japan, as applicable, and the procedures thereunder.

        (m) REPORTABLE SECURITY means a security as defined under section 202(a)(18) of the Advisers Act held for the direct or indirect benefit of an Access Person, including any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing. Also included in this definition are open-end mutual funds (except as noted below) and exchange traded funds. Excluded from this definition are:

               (1)     Direct obligations of the Government of the United
                       States;

               (2) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

               (3)     Shares issued by money market funds; and

               (4) Shares of other types of mutual funds, unless JPMFAM acts as the investment adviser, sub-adviser or principal underwriter for the Fund.

2. REPORTING REQUIREMENTS

2.1. HOLDINGS REPORTS

        Access Persons must submit to the Compliance Department a report, in the form designated by the Compliance Department, of the ACCESS PERSON'S current securities holdings that meets the following requirements:

2.1.1.  Content of Holdings Reports

        Each holdings report must contain, at a minimum:

        (a) The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each REPORTABLE SECURITY in which the Access Person has any direct or indirect BENEFICIAL OWNERSHIP;

        (b) The name of any broker, dealer or bank with which the Access Person maintains an ASSOCIATED ACCOUNT in which any Reportable Securities are held for the Access Person's direct or indirect benefit, as well as all pertinent Associated Account details (e.g., account title, account number, etc.); and

        (c)    The date the Access Person submits the report.

2.1.2.  Timing of Holdings Reports

        Access Persons must each submit a holdings report:

        (a) No later than 10 days after the person becomes an Access Person, and the information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.

        (b) At least once each 12-month period thereafter on January 30, and the information must be current as of a date no more than 45 days prior to the date the report was submitted.

2.2. TRANSACTION REPORTS

        Access Persons must submit to the Compliance Department quarterly securities transactions reports, in the form designated by the Compliance Department, that meet the following requirements:

2.2.1.  Content of Transaction Reports

        Each transaction report must contain, at a minimum, the following information about each transaction involving a Reportable Security in which the Access Person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership:

        (a) The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each Reportable Security involved;

        (b) The nature of the transaction (I.E., purchase, sale or any other type of acquisition or disposition);

        (c)    The price of the security at which the transaction was effected;

        (d) The name of the broker, dealer or bank with or through which the transaction was effected; and

        (e)    The date the Access Person submits the report.

2.2.2.  Timing of Transaction Reports

        Each Access Person must submit a transaction report no later than 30 days after the end of each calendar quarter, which report must cover, at a minimum, all transactions during the quarter.

2.3. CONSOLIDATED REPORT

        At the discretion of the Compliance Department, the form of annual holdings report may be combined with the form of the concurrent quarterly transaction report, provided that such consolidated holdings and transaction report meets, at a minimum, the timing requirements of both such reports if submitted separately.

2.4. EXCEPTIONS FROM REPORTING REQUIREMENTS

        An Access Person need not submit:

        (a) Any report with respect to securities held in accounts over which the Access Person had no direct or indirect influence or control;

        (b) A transaction report with respect to transactions effected pursuant to an automatic investment plan;

        (c) A transaction report if the report would duplicate information contained in broker trade confirmations or account statements that the Compliance Department holds in its records so long as the Compliance Department receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

3. PRE-APPROVAL OF CERTAIN INVESTMENTS

ACCESS PERSONS must obtain approval from the Compliance Department before they directly or indirectly acquire BENEFICIAL OWNERSHIP in any security in an INITIAL PUBLIC OFFERING or in a LIMITED OFFERING. The Personal Trading Policy shall set forth the Compliance pre-clearance procedures as well as any exceptions to the pre-clearance requirement.

4. ADDITIONAL RESTRICTIONS AND CORRECTIVE ACTION UNDER THE PERSONAL TRADING POLICY AND OTHER RELATED POLICIES AND PROCEDURES

In furtherance of the standards for personal trading set forth herein, JPMFAM shall maintain a Personal Trading Policy with respect to the trading restrictions and corrective actions discussed under this section 4, and such other restrictions as may be deemed necessary or appropriate by JPMFAM.

4.1. DESIGNATED BROKER REQUIREMENT

        Any ASSOCIATED ACCOUNT, except as otherwise indicated in the Personal Trading Policy, must be maintained with a Designated Broker, as provided under the JPMC Code of Conduct and the Personal Trading Policy.

4.2. BLACKOUT PROVISIONS

        The personal trading and investment activities of Supervised Persons are subject to particular scrutiny because of the fiduciary nature of the business. Specifically, JPMFAM must avoid even the appearance that its SUPERVISED PERSONS conduct personal transactions in a manner that conflicts with the firm's investment activities on behalf of clients. Towards this end, Supervised Persons may be restricted from conducting personal investment transactions during certain periods ("Blackout Periods"), and may be instructed to reverse previously completed personal investment transactions (see SECTION 4.4). Additionally, the Compliance Department may restrict the personal trading activity of any Supervised Person if such activity has the appearance of violating the intent of the blackout provision or is deemed to present a possible conflict of interest.

        The Blackout Periods set forth in the Personal Trading Policy may reflect varying levels of restriction appropriate for different categories of Supervised Persons based upon their level of access to nonpublic client or proprietary information.

4.3. MINIMUM INVESTMENT HOLDING PERIOD AND MARKET TIMING PROHIBITION

        Supervised Persons are subject to a minimum holding period, as set forth under the Personal Trading Policy, for all transactions in REPORTABLE SECURITIES, as defined under SECTION 1.3.

        Supervised Persons are not permitted to conduct transactions for the purpose of market timing in any Reportable Security. Market timing is defined as an investment strategy using frequent purchases, redemptions, and/or exchanges in an attempt to profit from short-term market movements.

        Please see the Personal Trading Policy for further details on transactions covered or exempted from the minimum investment holding period.

4.4. TRADE REVERSALS AND DISCIPLINARY ACTION

        Transactions by Supervised Persons are subject to reversal due to a conflict (or appearance of a conflict) with the firm's fiduciary responsibility or a violation of the Code or the Personal Trading Policy. Such a reversal may be required even for a pre-cleared transaction that results in an inadvertent conflict or a breach of black out period requirements under the Personal Trading Policy.

        Disciplinary actions resulting from a violation of the Code will be administered in accordance with related JPMFAM policies governing disciplinary action and escalation. All violations and disciplinary actions will be reported promptly by the Compliance Department to the JPMFAM CCO. Violations will be reported at least quarterly to the firm's executive committee and, where applicable, to the directors or trustees of an affected Fund.

        Violations by Supervised Persons of any laws that relate to JPMFAM's operation of its business or any failure to cooperate with an internal investigation may result in disciplinary action up to and including immediate dismissal and, if applicable, termination of registration.

5. BOOKS AND RECORDS TO BE MAINTAINED BY INVESTMENT ADVISERS

        (a) A copy of this Code and any other code of ethics adopted by JPMFAM pursuant to Rule 204A-1 that has been in effect during the past five years;

        (b) A record of any violation of the Code, and any action taken as a result of that violation;

        (c) A record of all written acknowledgments for each person who is currently, or within the past five years was, a SUPERVISED PERSON of JPMFAM;

        (d) A record of each report made by an Access Person as required under SECTION 2. REPORTING Requirements;

        (e) A record of the names of persons who are currently, or within the past five years were, Access Persons;

        (f) A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities by Access Persons under SECTION 3. PRE-APPROVAL OF CERTAIN INVESTMENTS, for at least five years after the end of the fiscal year in which the approval is granted; and

        (g) Any other such record as may be required under the Code or the Personal Trading Policy.

6.      CONFIDENTIALITY

SUPERVISED PERSONS have a special responsibility to protect the confidentiality of information related to customers. This responsibility may be imposed by law, may arise out of agreements with customers, or may be based on policies or practices adopted by the firm. Certain jurisdictions have regulations relating specifically to the privacy of individuals and/or business and institutional customers. Various business units and geographic areas within JPMC have internal policies regarding customer privacy.

The foregoing notwithstanding, JPMFAM and its Supervised Persons must comply with all provisions under the Bank Secrecy Act, the USA Patriot Act and all other applicable FEDERAL SECURITIES LAWS, as well as applicable anti-money laundering and know your client policies and procedures of JPMFAM and JPMC.

7. CONFLICTS OF INTEREST

With regards to each of the following restrictions, more detailed guidelines may be found under the applicable JPMFAM policy and/or the JPMC Code of Conduct.

7.1. TRADING IN SECURITIES OF CLIENTS

        SUPERVISED PERSONS should not invest in any securities of a client with which the Supervised Person has or recently had significant dealings or responsibility on behalf of JPMFAM if such investment could be perceived as based on confidential information.

7.2. TRADING IN SECURITIES OF SUPPLIERS

        Supervised Persons in possession of information regarding, or directly involved in negotiating, a contract material to a supplier of JPMFAM may not invest in the securities of such supplier. If you own the securities of a company with which we are dealing and you are asked to represent JPMorgan Chase in such dealings you must:

        (a) Disclose this fact to your department head and the Compliance Department; and

        (b) Obtain prior approval from the Compliance Department before selling such securities.

7.3. GIFTS

        A conflict of interest occurs when the personal interests of Supervised Persons interfere or could potentially interfere with their responsibilities to the firm and its clients. Supervised Persons should not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of material value that could influence their decision-making or make them feel beholden to a person or firm. Similarly, Supervised Persons should not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to the firm or the Supervised Person. More specific guidelines are set forth under the gifts and entertainment policy of JPMFAM and under the JPMC Code of Conduct.

7.4. ENTERTAINMENT

        No Supervised Person may provide or accept extravagant or excessive entertainment to or from a client, prospective client, or any person or entity that does or seeks to do business with or on behalf of JPMFAM. Supervised Persons may provide or accept a business entertainment event, such as dinner or a sporting event, of reasonable value, if the person or entity providing the entertainment is present, and only to the extent that such entertainment is permissible under both the gifts and entertainment policy of JPMFAM and the JPMC Code of Conduct

7.5. POLITICAL AND CHARITABLE CONTRIBUTIONS

        Supervised Persons are prohibited from making political contributions for the purpose of obtaining or retaining advisory contracts with government entities. In addition, Supervised Persons are prohibited from considering JPMFAM's current or anticipated business relationships as a factor in soliciting political or charitable donations. Additional restrictions, disclosures and other requirements regarding political activities are described under the JPMC Code of Conduct.

7.6. OUTSIDE BUSINESS ACTIVITIES

        A Supervised Person's outside activities must not reflect adversely on the firm or give rise to a real or apparent conflict of interest with the Supervised Person's duties to the firm or its clients. Supervised Persons must be alert to potential conflicts of interest and be aware that they may be asked to discontinue any outside activity if a potential conflict arises. Supervised Persons may not, directly or indirectly:

        (a) Accept a business opportunity from someone doing business or seeking to do business with JPMFAM that is made available to the Supervised Person because of the individual's position with the firm.

        (b)     Take for oneself a business opportunity belonging to the firm.

        (c) Engage in a business opportunity that competes with any of the firm's businesses.

        More specific guidelines are set forth under the conflicts of interest policy of JPMFAM and under the JPMC Code of Conduct. Procedures and forms for pre-clearance of these activities by the Office of the Secretary of JPMC are available in the JPMC PROCEDURES FOR PRE-CLEARANCE OF OUTSIDE ACTIVITIES Referenced in the JPMC Code of Conduct. Supervised Persons must seek a new clearance for a previously approved activity whenever there is any material change in relevant circumstances, whether arising from a change in your job or association with JPMFAM or in your role with respect to that activity or organization. You must also notify the Office of the Secretary of JPMC when any approved outside activity terminates.

        Regardless of whether an activity is specifically addressed under JPMFAM policies or the JPMC Code of Conduct, supervised persons should disclose any personal interest that might present a conflict of interest or harm the reputation of the firm.



                                 CODE OF ETHICS

                                       of

                         ONE GROUP DEALER SERVICES, INC.

                           EFFECTIVE FEBRUARY 1, 2005

                                                                  CODE OF ETHICS
                                               JPMORGAN FLEMING ASSET MANAGEMENT

                                TABLE OF CONTENTS

1.    Introduction and Standards                                               1

      1.1.   ADOPTION OF THE CODE OF ETHICS                                    1

      1.2. STANDARDS OF BUSINESS CONDUCT                                       1

      1.3. UNLAWFUL ACTIONS                                                    2

      1.4. GENERAL DEFINITIONS                                                 2

2. Reporting Requirements                                                      4

      2.1. HOLDINGS REPORTS                                                    4

              2.1.1. Content of Holdings Reports                               4

              2.1.2. Timing of Holdings Reports                                4

      2.2. TRANSACTION REPORTS                                                 5

              2.2.1. Content of Transaction Reports                            5

              2.2.2. Timing of Transaction Reports                             5

      2.3. CONSOLIDATED REPORT                                                 5

      2.4. EXCEPTIONS FROM REPORTING REQUIREMENTS                              5

3. PRE-APPROVAL OF CERTAIN INVESTMENTS                                         6

4.    Additional Restrictions and Corrective Action under the Personal Trading
      Policy and other related Policies and Procedures                         6

      4.1. DESIGNATED BROKER REQUIREMENT                                       6

      4.2. BLACKOUT PROVISIONS                                                 6

      4.3. MINIMUM INVESTMENT HOLDING PERIOD AND MARKET TIMING PROHIBITION     6

      4.4. TRADE REVERSALS AND DISCIPLINARY ACTION                             6

5.    Books and Records to be Maintained by OGDS                               7

6. Confidentiality                                                             7

7. Conflicts of Interest                                                       8

      7.1. TRADING IN SECURITIES OF CLIENTS                                    8

      7.2. TRADING IN SECURITIES OF SUPPLIERS                                  8

      7.3. GIFTS                                                               8

      7.4. ENTERTAINMENT                                                       8

      7.5. POLITICAL AND CHARITABLE CONTRIBUTIONS                              8

      7.6. OUTSIDE BUSINESS ACTIVITIES                                         8

1. INTRODUCTION AND STANDARDS

1.1. ADOPTION OF THE CODE OF ETHICS

        This Code of Ethics (the "Code") has been adopted by One Group Dealer Services, Inc. ("OGDS") in accordance with Rule 17j-1(c) under the Investment Company Act (the "1940 Act"). The Code sets forth standards of conduct, requires compliance with FEDERAL SECURITIES LAWS and addresses personal trading by OGDS personnel.

        Rule 17j-1(c) requires that the board of a Fund, as defined below, including a majority of directors or trustees who are not interested persons, must approve the code of ethics of the principal underwriter of the Fund, and any material changes to such code. The board must base its approval of a code and any material changes to the code on a determination that the code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by
        SECTION 1.3. UNLAWFUL ACTIONS. Before approving a code of the principal underwriter or any amendment to the code, the board of a Fund must receive a certification from the principal underwriter that it has adopted procedures reasonably necessary to prevent Access Persons from violating the principal underwriter's code of ethics. The Fund's board must approve the code of an investment adviser or principal underwriter before initially retaining the services of the investment adviser or principal underwriter. The Fund's board must approve a material change to a code no later than six months after adoption of the material change.

        While all J.P. Morgan Chase & Co. ("JPMC") staff, including OGDS SUPERVISED PERSONS, as defined below, are subject to the personal trading policies under the JPMC Code of Conduct, the OGDS Code establishes more stringent standards reflecting the fiduciary obligations of OGDS and its Supervised Persons. Where matters are addressed by both the JPMC Code of Conduct and this Code, Supervised Persons of OGDS must observe and comply with the stricter standards set forth in this Code.

        OGDS hereby designates the staff of its Compliance Department to act as designees for the chief compliance officer of OGDS ("CCO") in administering this Code. Anyone with questions regarding the Code or its application should contact the Compliance Department.

1.2. STANDARDS OF BUSINESS CONDUCT

        It is the duty of all Supervised Persons to place the interests of OGDS clients before their own personal interests at all times and avoid any actual or potential conflict of interest. Given the access that Supervised Persons may have to proprietary and client information, OGDS and its Supervised Persons must avoid even the appearance of impropriety with respect to personal trading, which must be oriented toward investment rather than short-term or speculative trading. Supervised Persons must also comply with applicable federal securities laws and report any violations of the Code promptly to the Compliance Department, which shall report any such violation promptly to the CCO.

        ACCESS PERSONS, as defined below, must report, and OGDS must review, their personal securities transactions and holdings periodically. See
        SECTION 2. REPORTING REQUIREMENTS and the OGDS Personal Trading Policy, as defined below, for details regarding reporting procedures.

        Compliance with the Code, and other applicable policies and procedures, is a condition of employment. The rules, procedures, reporting and recordkeeping requirements contained in the Code are designed to prevent employees from violating the provisions of the Code. Failure by a Supervised Person to comply with the Code may adversely impact OGDS and may constitute a violation of federal securities laws.

        The Compliance Department shall distribute to each Supervised Person a copy of the Code and any amendments, receipt of which shall be acknowledged in writing by the Supervised Person.

        Written acknowledgements shall be maintained by the Compliance Department in accordance with SECTION 5. BOOKS AND RECORDS TO BE MAINTAINED BY OGDS. The form of acknowledgment shall be determined by the Compliance Department.

        At least annually, each CCO must review the adequacy of the Code and the policies and the procedures herein referenced.

        Pursuant to Rule 17j-1(c) (2), at least annually, the principal underwriter must furnish a written report to the board of the Fund, that:

        (a) Describes any issues arising under the Code or procedures since the last report to the board of the Fund, including, but not limited to information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

        (b) Certifies that the principal underwriter has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

1.3. UNLAWFUL ACTIONS

        It is unlawful for any Supervised Person:

        (c) To employ any device, scheme, or artifice to defraud a client or prospective client.

        (d) To make any untrue statement of a material fact to a client or omit to state a material fact necessary in order to make the statements made to the client, in light of the circumstances under which they are made, not misleading.

        (e) To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on a client or prospective client.

        (f) To engage in any manipulative practice with respect to a client or prospective client.

1.4. GENERAL DEFINITIONS

        (a) SUPERVISED PERSONS include:

                (1) Any partner, officer, director (or other person occupying a similar status or performing similar functions) and employees of OGDS;

                (2) All employees of entities affiliated with OGDS that have been authorized by the Office of the Corporate Secretary to act in an official capacity on behalf of OGDS, sometimes referred to as "dual hatted" employees;

                (3) Certain consultants as well as any other persons who provide advice on behalf of OGDS and are subject to OGDS's supervision and control; and

                (4)     All Access Persons, as defined in paragraph (b).

        (b) ACCESS PERSONS include any partner, officer, director (or other person occupying a similar status or performing similar functions) and employees of OGDS, as well as any other Supervised Person who:

                (1) Has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any registered fund for which OGDS serves as principal underwriter; or

                (2) Is involved in making securities recommendations to clients, including Funds, or who has access to such recommendations that are nonpublic.

        (c) ASSOCIATED ACCOUNT refers to an account in the name or for the direct or indirect benefit of a Supervised Person or a Supervised Person's spouse, domestic partner, minor children and any other person for whom the Supervised Person provides significant financial support, as well as to any other account over which the Supervised Person or any of these other persons exercise investment discretion, regardless of beneficial interest. Excluded from Associated Accounts are any 401(k) and deferred compensation plan accounts for which the Supervised Person has no investment discretion.

        (d) AUTOMATIC INVESTMENT PLAN means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

        (e) BENEFICIAL OWNERSHIP is interpreted to mean any interest held directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, or any pecuniary interest in equity securities held or shared directly or indirectly, subject to the terms and conditions set forth under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934. A Supervised Person who has questions regarding the definition of this term should consult the Compliance Department. PLEASE NOTE:
                Any report required under SECTION 2. REPORTING REQUIREMENTS may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.

        (f) CLIENT refers to any entity (E.G., person, corporation or Fund) for which OGDS provides a service or has a fiduciary responsibility.

        (g) COVERED SECURITY means a security as defined under section 2(a)(36) of the 1940 Act held for the direct or indirect benefit of an Access Person, including any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing. Also included in this definition are open-end mutual funds (except as noted below) and exchange traded funds. Excluded from this definition are:

                (1)     Direct obligations of the Government of the United
                        States;

                (2) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

                (3)     Shares issued by money market funds; and

                (4) Shares of other types of mutual funds, unless JPMFAM acts as the investment adviser or sub-adviser or OGDS acts as the principal underwriter for the Fund;

        (h) FEDERAL SECURITIES LAWS means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Investment Advisers Act of 1940,

                Title V of the Gramm-Leach-Bliley Act (1999), any rules adopted by the Securities and Exchange Commission ("SEC") under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

        (i)     FUND means an investment company registered under the 1940 Act.

        (j) INITIAL PUBLIC OFFERING means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

        (k) JPMFAM is an abbreviation for JPMorgan Fleming Asset Management, the marketing name for the asset management business of JPMorgan Chase & Co. Within the context of this document, JPMFAM refers to the U.S. registered investment advisers of JPMorgan Fleming Asset Management.

        (l) LIMITED OFFERING means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to Rules 504, 505 or 506 thereunder.

        (m) PERSONAL TRADING POLICY refers to the applicable policies and procedures under the Written Supervisory Procedures of OGDS and the Personal Trading Policy for JPMorgan Fleming Asset Management Americas and the procedures thereunder.

2. REPORTING REQUIREMENTS

2.1. HOLDINGS REPORTS

        Access Persons must submit to the Compliance Department a report, in the form designated by the Compliance Department, of the ACCESS PERSON'S current securities holdings that meets the following requirements:

2.1.1.  Content of Holdings Reports

        Each holdings report must contain, at a minimum:

        (a) The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each COVERED SECURITY in which the Access Person has any direct or indirect BENEFICIAL OWNERSHIP;

        (b) The name of any broker, dealer or bank with which the Access Person maintains an ASSOCIATED ACCOUNT in which any Covered Securities are held for the Access Person's direct or indirect benefit, as well as all pertinent Associated Account details (e.g., account title, account number, etc.); and

        (c)     The date the Access Person submits the report.

2.1.2.  Timing of Holdings Reports

        Access Persons must each submit a holdings report:

        (a) No later than 10 days after the person becomes an Access Person, and the information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.

        (b) At least once each 12-month period thereafter on January 30, and the information must be current as of a date no more than 45 days prior to the date the report was submitted.

2.2. TRANSACTION REPORTS

        Access Persons must submit to the Compliance Department quarterly securities transactions reports, in the form designated by the Compliance Department, that meet the following requirements:

2.2.1.  Content of Transaction Reports

        Each transaction report must contain, at a minimum, the following information about each transaction involving a Covered Security in which the Access Person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership:

        (a) The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each Covered Security involved;

        (b) The nature of the transaction (I.E., purchase, sale or any other type of acquisition or disposition);

        (c)     The price of the security at which the transaction was effected;

        (d) The name of the broker, dealer or bank with or through which the transaction was effected; and

        (e)     The date the Access Person submits the report.

2.2.2.  Timing of Transaction Reports

        Each Access Person must submit a transaction report no later than 30 days after the end of each calendar quarter, which report must cover, at a minimum, all transactions during the quarter.

2.3. CONSOLIDATED REPORT

        At the discretion of the Compliance Department, the form of annual holdings report may be combined with the form of the concurrent quarterly transaction report, provided that such consolidated holdings and transaction report meets, at a minimum, the timing requirements of both such reports if submitted separately.

2.4. EXCEPTIONS FROM REPORTING REQUIREMENTS

        An Access Person need not submit:

        (a) Any report with respect to securities held in accounts over which the Access Person had no direct or indirect influence or control;

        (b) A transaction report with respect to transactions effected pursuant to an automatic investment plan;

        (c) A transaction report if the report would duplicate information contained in broker trade confirmations or account statements that the Compliance Department holds in its records so long as the Compliance Department receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

3. PRE-APPROVAL OF CERTAIN INVESTMENTS

ACCESS PERSONS must obtain approval from the Compliance Department before they directly or indirectly acquire BENEFICIAL OWNERSHIP in any security in an INITIAL PUBLIC OFFERING or in a LIMITED OFFERING. The Personal Trading Policy shall set forth the Compliance pre-clearance procedures as well as any exceptions to the pre-clearance requirement.

4. ADDITIONAL RESTRICTIONS AND CORRECTIVE ACTION UNDER THE PERSONAL TRADING POLICY AND OTHER RELATED POLICIES AND PROCEDURES

In furtherance of the standards for personal trading set forth herein, OGDS shall maintain a Personal Trading Policy with respect to the trading restrictions and corrective actions discussed under this section 4, and such other restrictions as may be deemed necessary or appropriate by OGDS.

4.1. DESIGNATED BROKER REQUIREMENT

        Any ASSOCIATED ACCOUNT, except as otherwise indicated in the Personal Trading Policy, must be maintained with a Designated Broker, as provided under the JPMC Code of Conduct and the Personal Trading Policy.

4.2. BLACKOUT PROVISIONS

        The personal trading and investment activities of Supervised Persons are subject to particular scrutiny because of the fiduciary nature of the business. Specifically, OGDS must avoid even the appearance that its SUPERVISED PERSONS conduct personal transactions in a manner that conflicts with the firm's investment activities on behalf of clients. Towards this end, Supervised Persons may be restricted from conducting personal investment transactions during certain periods ("Blackout Periods"), and may be instructed to reverse previously completed personal investment transactions (see SECTION 4.4). Additionally, the Compliance Department may restrict the personal trading activity of any Supervised Person if such activity has the appearance of violating the intent of the blackout provision or is deemed to present a possible conflict of interest.

        The Blackout Periods set forth in the Personal Trading Policy may reflect varying levels of restriction appropriate for different categories of Supervised Persons based upon their level of access to nonpublic client or proprietary information.

4.3. MINIMUM INVESTMENT HOLDING PERIOD AND MARKET TIMING PROHIBITION

        Supervised Persons are subject to a minimum holding period, as set forth under the Personal Trading Policy, for all transactions in COVERED SECURITIES, as defined under SECTION 1.4.

        Supervised Persons are not permitted to conduct transactions for the purpose of market timing in any Covered Security. Market timing is defined as an investment strategy using frequent purchases, redemptions, and/or exchanges in an attempt to profit from short-term market movements.

        Please see the Personal Trading Policy for further details on transactions covered or exempted from the minimum investment holding period.

4.4. TRADE REVERSALS AND DISCIPLINARY ACTION

        Transactions by Supervised Persons are subject to reversal due to a conflict (or appearance of a conflict) with the firm's fiduciary responsibility or a violation of the Code or the Personal Trading Policy. Such a reversal may be required even for a pre-cleared transaction that results in an inadvertent conflict or a breach of black out period requirements under the Personal Trading Policy.

        Disciplinary actions resulting from a violation of the Code will be administered in accordance with related OGDS policies governing disciplinary action and escalation. All violations and disciplinary actions will be reported promptly by the Compliance Department to the OGDS CCO. Violations will be reported at least quarterly to the firm's executive committee and, where applicable, to the directors or trustees of an affected Fund.

        Violations by Supervised Persons of any laws that relate to OGDS's operation of its business or any failure to cooperate with an internal investigation may result in disciplinary action up to and including immediate dismissal and, if applicable, termination of registration.

5. BOOKS AND RECORDS TO BE MAINTAINED BY OGDS

        (a) A copy of this Code and any other code of ethics adopted by OGDS pursuant to Rule 17j-1(c) that has been in effect during the past five years;

        (b) A record of any violation of the Code, and any action taken as a result of that violation;

        (c) A record of all written acknowledgments for each person who is currently, or within the past five years was, a SUPERVISED PERSON of OGDS;

        (d) A record of each report made by an Access Person as required under SECTION 2. REPORTING Requirements;

        (e) A record of the names of persons who are currently, or within the past five years were, Access Persons;

        (f) A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities by Access Persons under SECTION 3. PRE-APPROVAL OF CERTAIN INVESTMENTS, for at least five years after the end of the fiscal year in which the approval is granted; and

        (g) Any other such record as may be required under the Code or the Personal Trading Policy.

6.      CONFIDENTIALITY

SUPERVISED PERSONS have a special responsibility to protect the confidentiality of information related to customers. This responsibility may be imposed by law, may arise out of agreements with customers, or may be based on policies or practices adopted by the firm. Certain jurisdictions have regulations relating specifically to the privacy of individuals and/or business and institutional customers. Various business units and geographic areas within JPMC have internal policies regarding customer privacy.

The foregoing notwithstanding, OGDS and its Supervised Persons must comply with all provisions under the Bank Secrecy Act, the USA Patriot Act and all other applicable FEDERAL SECURITIES LAWS, as well as applicable anti-money laundering and know your client policies and procedures of OGDS and JPMC.

7. CONFLICTS OF INTEREST

With regards to each of the following restrictions, more detailed guidelines may be found under the applicable OGDS policy and/or the JPMC Code of Conduct.

7.1. TRADING IN SECURITIES OF CLIENTS

        SUPERVISED PERSONS should not invest in any securities of a client with which the Supervised Person has or recently had significant dealings or responsibility on behalf of OGDS if such investment could be perceived as based on confidential information.

7.2. TRADING IN SECURITIES OF SUPPLIERS

        Supervised Persons in possession of information regarding, or directly involved in negotiating, a contract material to a supplier of OGDS may not invest in the securities of such supplier. If you own the securities of a company with which we are dealing and you are asked to represent JPMorgan Chase in such dealings you must:

        (a) Disclose this fact to your department head and the Compliance Department; and

        (b) Obtain prior approval from the Compliance Department before selling such securities.

7.3. GIFTS

        A conflict of interest occurs when the personal interests of Supervised Persons interfere or could potentially interfere with their responsibilities to the firm and its clients. Supervised Persons should not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of material value that could influence their decision-making or make them feel beholden to a person or firm. Similarly, Supervised Persons should not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to the firm or the Supervised Person. More specific guidelines are set forth under the gifts and entertainment policy of OGDS and under the JPMC Code of Conduct.

7.4. ENTERTAINMENT

        No Supervised Person may provide or accept extravagant or excessive entertainment to or from a client, prospective client, or any person or entity that does or seeks to do business with or on behalf of OGDS. Supervised Persons may provide or accept a business entertainment event, such as dinner or a sporting event, of reasonable value, if the person or entity providing the entertainment is present, and only to the extent that such entertainment is permissible under both the gifts and entertainment policy of OGDS and the JPMC Code of Conduct

7.5. POLITICAL AND CHARITABLE CONTRIBUTIONS

        Supervised Persons are prohibited from making political contributions for the purpose of obtaining or retaining advisory contracts with government entities. In addition, Supervised Persons are prohibited from considering OGDS's current or anticipated business relationships as a factor in soliciting political or charitable donations. Additional restrictions, disclosures and other requirements regarding political activities are described under the JPMC Code of Conduct.

7.6. OUTSIDE BUSINESS ACTIVITIES

        A Supervised Person's outside activities must not reflect adversely on the firm or give rise to a real or apparent conflict of interest with the Supervised Person's duties to the firm or its clients. Supervised Persons must be alert to potential conflicts of interest and be aware that they may be asked to discontinue any outside activity if a potential conflict arises. Supervised Persons may not, directly or indirectly:

        (a) Accept a business opportunity from someone doing business or seeking to do business with OGDS that is made available to the Supervised Person because of the individual's position with the firm.

        (b)     Take for oneself a business opportunity belonging to the firm.

        (c) Engage in a business opportunity that competes with any of the firm's businesses.

        More specific guidelines are set forth under the conflicts of interest policy of OGDS and under the JPMC Code of Conduct. Procedures and forms for pre-clearance of these activities by the Office of the Secretary of JPMC are available in the JPMC PROCEDURES FOR PRE-CLEARANCE OF OUTSIDE ACTIVITIES Referenced in the JPMC Code of Conduct. Supervised Persons must seek a new clearance for a previously approved activity whenever there is any material change in relevant circumstances, whether arising from a change in your job or association with OGDS or in your role with respect to that activity or organization. You must also notify the Office of the Secretary of JPMC when any approved outside activity terminates.

        Regardless of whether an activity is specifically addressed under OGDS policies or the JPMC Code of Conduct, supervised persons should disclose any personal interest that might present a conflict of interest or harm the reputation of the firm.